Filed Pursuant To Rule 433

Registration No. 333-275079

March 12, 2024

X/Twitter Post:

Live Address: https://twitter.com/Grayscale/status/1767658163648741462

Tweet 1: We recently submitted a Form S-1 for a new spot Bitcoin ETF called Grayscale Bitcoin Mini Trust. @Axios has the lowdown:

https://www.axios.com/2024/03/12/grayscale-gbtc-bitcoin-etf-mini-version

Tweet 2: For more information and important disclosures: https://www.grayscale.com/blog/general-updates/what-is-grayscale-bitcoin-mini-trust

A REGISTRATION STATEMENT RELATED TO GRAYSCALE BITCOIN MINI TRUST HAS BEEN FILED WITH THE SEC BUT HAS NOT YET BECOME EFFECTIVE. AN INVESTMENT IN THE FUND CANNOT BE MADE, NOR MONEY ACCEPTED, UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. AN INVESTOR SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE FUND CAREFULLY BEFORE INVESTING. A PRELIMINARY PROSPECTUS WHICH CONTAINS THIS AND OTHER INFORMATION ABOUT THE FUND MAY BE OBTAINED BY EMAILING INFO@GRAYSCALE.COM. THE INFORMATION IN THE PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE FINAL PROSPECTUS SHOULD BE READ CAREFULLY BEFORE INVESTING, AND WHEN AVAILABLE MAY BE OBTAINED FROM THE SAME SOURCE. THIS COMMUNICATION IS NOT AN OFFER TO SELL FUND SHARES AND IS NOT SOLICITING AN OFFER TO BUY FUND SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAYSCALE INVESTMENTS, LLC IS THE SPONSOR OF GRAYSCALE BITCOIN MINI TRUST.

Link: https://www.axios.com/2024/03/12/grayscale-gbtc-bitcoin-etf-mini-version

LinkedIn

Live Address: https://www.linkedin.com/feed/update/urn:li:share:7173423857243013120/

Text:

We recently submitted a Form S-1 for a new spot Bitcoin ETF called Grayscale Bitcoin Mini Trust. Axios has the lowdown:

https://www.axios.com/2024/03/12/grayscale-gbtc-bitcoin-etf-mini-version

For more information and important disclosures: https://www.grayscale.com/blog/general-updates/what-is-grayscale-bitcoin-mini-trust

A REGISTRATION STATEMENT RELATED TO GRAYSCALE BITCOIN MINI TRUST HAS BEEN FILED WITH THE SEC BUT HAS NOT YET BECOME EFFECTIVE. AN INVESTMENT IN THE FUND CANNOT BE MADE, NOR MONEY ACCEPTED, UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. AN INVESTOR SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE FUND CAREFULLY BEFORE INVESTING. A PRELIMINARY PROSPECTUS WHICH CONTAINS THIS AND OTHER INFORMATION ABOUT THE FUND MAY BE OBTAINED BY EMAILING INFO@GRAYSCALE.COM. THE INFORMATION IN THE PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE FINAL PROSPECTUS SHOULD BE READ CAREFULLY BEFORE INVESTING, AND WHEN AVAILABLE MAY BE OBTAINED FROM THE SAME SOURCE. THIS COMMUNICATION IS NOT AN OFFER TO SELL FUND SHARES AND IS NOT SOLICITING AN OFFER TO BUY FUND SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAYSCALE INVESTMENTS, LLC IS THE SPONSOR OF GRAYSCALE BITCOIN MINI TRUST.

Link: https://www.axios.com/2024/03/12/grayscale-gbtc-bitcoin-etf-mini-version

Facebook

Live Address: https://www.facebook.com/460971306029932/posts/915717707221954

Text:

We recently submitted a Form S-1 for a new spot Bitcoin ETF called Grayscale Bitcoin Mini Trust. Axios has the lowdown:

https://www.axios.com/2024/03/12/grayscale-gbtc-bitcoin-etf-mini-version

For more information and important disclosures: https://www.grayscale.com/blog/general-updates/what-is-grayscale-bitcoin-mini-trust

A REGISTRATION STATEMENT RELATED TO GRAYSCALE BITCOIN MINI TRUST HAS BEEN FILED WITH THE SEC BUT HAS NOT YET BECOME EFFECTIVE. AN INVESTMENT IN THE FUND CANNOT BE MADE, NOR MONEY ACCEPTED, UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. AN INVESTOR SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE FUND CAREFULLY BEFORE INVESTING. A PRELIMINARY PROSPECTUS WHICH CONTAINS THIS AND OTHER INFORMATION ABOUT THE FUND MAY BE OBTAINED BY EMAILING INFO@GRAYSCALE.COM. THE INFORMATION IN THE PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE FINAL PROSPECTUS SHOULD BE READ CAREFULLY BEFORE INVESTING, AND WHEN AVAILABLE MAY BE OBTAINED FROM THE SAME SOURCE. THIS COMMUNICATION IS NOT AN OFFER TO SELL FUND SHARES AND IS NOT SOLICITING AN OFFER TO BUY FUND SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAYSCALE INVESTMENTS, LLC IS THE SPONSOR OF GRAYSCALE BITCOIN MINI TRUST.

Link: https://www.axios.com/2024/03/12/grayscale-gbtc-bitcoin-etf-mini-version

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.